Exhibit 99.4

January 26, 2007

PAETEC Communications Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

US LEC Corp.

Morrocroft III, 6801 Morrison Boulevard

Charlotte, North Carolina 28211

Re: Registration Statement on Form S-4 of PAETEC Holding Corp.

Ladies and Gentlemen:

Reference is made to our opinion letters (“Opinions”), dated August 11, 2006.

Our Opinions were provided for the information and assistance of the board of directors of US LEC Corp. in connection with its consideration of the transactions described therein and are not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that US LEC Corp. and PAETEC Corp. desires to include our Opinions in the above referenced Registration Statement.

In that regard, we hereby consent to the reference to our Opinions in the above referenced Registration Statement on Form S-4 under the captions “SUMMARY—Other Information Regarding the Mergers”, “THE MERGERS—Recommendation of US LEC’s Board of Directors; US LEC’s Reasons for the Mergers”, “THE MERGERS—Background of the Mergers,” “THE MERGERS—Fairness and Other Opinions Presented to the US LEC Board of Directors”, and “OTHER AGREEMENTS AND ARRANGEMENTS—The US LEC Preferred Stock Repurchase Agreement” and to the inclusion of our Opinions in the Proxy Statement/Prospectus included in the Registration Statement, appearing as Annexes E-2 and E-3 to such Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced version of the Registration Statement and that our Opinions are not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above referenced Registration

Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.